MODIFICATION AGREEMENT No. 6 TO
 PROMISSORY NOTES

This MODIFICATION AGREEMENT is made as of November 17, 2020 between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail Suite 202, Pittsford, NY 14534 (“Borrower”) and Northwest Hampton Holdings, LLC, a New York limited liability company with an address at 308 Rock Beach Road, Rochester, NY 14617 (“Lender”).

WHEREAS, the Borrower has issued to Lender a note in the principal amount of $203,323.70 dated December 31, 2003, which note has a principal balance of $146,300.00 and an interest balance of $94,965.95 at 11/17/2020 (the “NWHH Note”); and

WHEREAS, the parties desire to modify the terms and conditions of the NWHH Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)
The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2022.

2)
Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

3)
In consideration for this extension the lender has agreed to issue the borrower 250,000 options with a 5-year term to purchase common stock of Infinite Group Inc. exercisable at $0.12 (twelve cents) per share.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

__/s/ Andrew Hoyen___________________
By: Andrew Hoyen, President

NORTHWEST HAMPTON HOLDINGS, LLC

___/s/ James A. Villa________________________________
By: James A. Villa, Sole Member